Exhibit 99.1

Investor Contact:	Jessica Hazel
(615) 235-4367

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2021 RESULTS AND DECLARES QUARTERLY DIVIDEND

Board increases quarterly dividend to pre-pandemic level of $1.30 per share

LEBANON, Tenn. – September 21, 2021 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter of fiscal 2021 ended July 30, 2021.

Fourth Quarter Fiscal 2021 Highlights

•	Total revenue in the fourth quarter of $784.4 million was approximately flat compared to the fourth quarter of fiscal 2019 total revenue of $787.1 million.

•	Compared to the fourth quarter of fiscal 2019[1], comparable store restaurant sales decreased 6.8% and comparable store retail sales increased 18.2%.

o	Comparable store off-premise restaurant sales grew 108.6% compared to the fourth quarter of 2019[1] and represented approximately 19% of restaurant sales.

•	GAAP operating income in the fourth quarter was $62.7 million, or 8.0% of total revenue, and adjusted[2] operating income was $65.9 million, or 8.4% of total revenue.

•	GAAP net income was $36.4 million, or 4.6% of total revenue. EBITDA was $93.5 million, or 11.9% of total revenue, which represented a 30 basis point sequential improvement compared to fiscal 2021 third quarter EBITDA margin.

•	GAAP earnings per diluted share were $1.53, and adjusted[2] earnings per diluted share were $2.25.

•	The Company announced that its Board of Directors declared a regular quarterly dividend of $1.30 per share and authorized share repurchases up to $100 million of the Company’s outstanding common stock.

Commenting on the fourth quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “Despite the well-known headwinds that the industry continues to face with respect to staffing, commodity and wage inflation, and the resurgence of the pandemic, we were pleased that our fourth quarter profitability continued to trend positively from the third quarter and that our off-premise sales, retail business, and Maple Street Biscuit Company concept continued to outperform. In addition to these strengths, our impressive field and home office support teams delivered on multiple fronts throughout the year, including cost-savings, the introduction of our new dinner menu and the continued roll-out of beer and wine to our stores, and helped ensure our continued recovery in 2021. I’m confident that these and other initiatives position us well for 2022 despite the uncertain environment.”

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Cracker Barrel Reports Fourth Quarter Fiscal 2021 Results

September 21, 2021

Fourth Quarter Fiscal 2021 Results

Revenue

The Company reported total revenue of $784.4 million for the fourth quarter of fiscal 2021, representing an increase of 58.4% compared to the fourth quarter of fiscal 2020, and a decrease of 0.3% compared to the fourth quarter of 2019.

Cracker Barrel comparable store restaurant and retail sales compared to the fourth quarter of fiscal 20191 and versus the fourth quarter of fiscal 2020 were as follows:

	Versus FY19 Comparable Period[1]	Versus FY20 Comparable Period
	Fourth Quarter Ended 7/30/21	Fourth Quarter Ended 7/30/21
Comparable restaurant sales	-6.8%	53.5%
Comparable retail sales	18.2%	74.8%

Operating Income

GAAP operating income in the fourth quarter was $62.7 million, or 8.0% of total revenue. Excluding the approximately $3.2 million in non-cash amortization related to the gains on the previously disclosed sale and leaseback transactions adjusted2 operating income for the fourth quarter was $65.9 million, or 8.4% of total revenue.

Net Income, EBITDA and Earnings per Diluted Share

GAAP net income in the fourth quarter was $36.4 million, or 4.6% of total revenue, and EBITDA was $93.5 million, or 11.9% of total revenue. GAAP earnings per diluted share were $1.53, and adjusted2 earnings per diluted share were $2.25.

Convertible Debt Offering

As previously disclosed, during the fourth quarter the Company completed the private offering of $300 million of 0.625% convertible senior notes due 2026, which generated net proceeds of approximately $291 million.

The Company used approximately $30 million net, of the proceeds to fund the cost of entering into certain convertible note hedging transactions to minimize the risk of potential future dilution from the offering. The remainder of the proceeds were used to pay down debt under the Company’s revolving credit facility. The Company ended the fourth quarter with approximately $327 million in total debt.

The Company also paid approximately $18 million to terminate the interest rate swaps that it had been using to hedge interest rate risk on the debt outstanding under the Company’s revolving credit facility. We anticipate this action will result in savings on interest expense over the next two years.

In connection with the offering, the Company also repurchased $35 million of its common stock.

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Cracker Barrel Reports Fourth Quarter Fiscal 2021 Results

September 21, 2021

Quarterly Dividend and Share Repurchase Authorization

The Company’s Board of Directors declared a quarterly dividend to common shareholders of $1.30 per share, payable on November 9, 2021 to shareholders of record on October 22, 2021. This dividend represents a return to the Company’s pre-pandemic quarterly dividend level. Additionally, the Board of Directors authorized share repurchases up to $100 million of the Company’s outstanding common stock.

Fiscal 2021 Results

Revenue

The Company reported total revenue of $2.81 billion for fiscal 2021, representing an increase of 11.8% compared to fiscal 2020 and a decrease of 8.2% compared to fiscal 2019. Comparable store restaurant sales for fiscal 2021 increased 8.4% compared to fiscal 2020, including a 5.3% increase in store traffic and a 3.1% increase in average check. Comparable store retail sales for fiscal 2021 increased 20.9% compared to fiscal 2020.

Operating Income

GAAP operating income in fiscal 2021 was $366.7 million, or 13.0% of total revenue, compared to $103.6 million, or 4.1% of total revenue, in fiscal 2020. Adjusted2 operating income for fiscal 2021 was $166.8 million.

Net Income, EBITDA and Earnings per Diluted Share

GAAP net income was $254.5 million, or 9.0% of total revenue, and EBITDA was $488.0 million, or 17.3% of total revenue, in fiscal 2021. Adjusted2 EBITDA was $275.4 million, or 9.8% of total revenue. GAAP earnings per diluted share were $10.71, and adjusted2 earnings per diluted share were $5.14.

Fiscal 2022 Outlook

As a result of the ongoing business impact and significant uncertainty created by the COVID-19 pandemic, including the nationwide increase in infections and responsive public health restrictions brought about by the rise of the “Delta variant” of the virus, the Company is not providing its customary annual earnings guidance for fiscal 2022 at this time.

For the full fiscal year 2022, the Company expects:

▪	Commodity and wage inflation in the mid-to-high single digits;

▪	Capital expenditures of approximately $120 million;

▪	An effective tax rate of approximately 18%; and

▪	The opening of three new Cracker Barrel locations and 15 new Maple Street Biscuit Company locations.

The Company reminds investors that its outlook for fiscal 2022 reflects a number of assumptions, many of which are outside the Company’s control.

1 For the purpose of comparing to fiscal 2019, comparable stores are defined as restaurants open a full 30 months before the beginning of the applicable period.

2 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-basis operating results to non-GAAP operating results section of this release.

Fiscal 2021 Fourth Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through October 5, 2021.

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Cracker Barrel Reports Fourth Quarter Fiscal 2021 Results

September 21, 2021

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate more than 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q4 FY 2021 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of COVID-19 on our business, financial condition and results of operations and of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: risks and uncertainties associated with the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our level of indebtedness, or constraints on our expenditures, ability to service our debt obligations or make cash distributions to our shareholders or cash management generally, brought on by additional borrowing necessitated by the COVID-19 pandemic; general or regional economic weakness, business and societal conditions, and weather on sales and customer travel; discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers' compensation, group health and utility price changes; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of our food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness, including under our credit facility and our convertible senior notes, and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of dilution of our existing stockholders’ ownership interest that may ensue from any conversions of our convertible senior notes or the related warrants issued in connection with our convertible note hedging transactions; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or our ability to manage the impact of social media associated with these activities; economic or psychological effects of natural disasters or unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; disruptions to our restaurant or retail supply chain, including as a result of COVID-19; changes in foreign exchange rates affecting our future retail inventory purchases; the impact of activist shareholders; our reliance on limited distribution facilities and certain significant vendors; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Fourth Quarter Fiscal 2021 Results

September 21, 2021

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED INCOME STATEMENT (Unaudited) (In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Twelve Months Ended
	7/30/21	7/31/20	Percentage Change	7/30/21	7/31/20	Percentage Change
Total revenue	$784,405	$495,065	58%	$2,821,444	$2,522,792	12%
Cost of goods sold, exclusive of depreciation and rent	235,754	150,778	56	865,261	779,937	11
Labor and other related expenses	268,702	187,785	43	983,120	924,994	6
Other store operating expenses	180,333	141,267	28	676,301	614,733	10
General and administrative expenses	36,948	40,950	(10)	147,825	146,975	1
Gain on sale and leaseback transactions	0	(69,954)	(100)	(217,722)	(69,954)	211
Impairment	0	4,160	(100)	0	22,496	(100)
Operating income	62,668	40,079	56	366,659	103,611	254
Interest expense	24,964	9,944	151	56,108	22,327	151
Income before income taxes	37,704	30,135	25	310,551	81,284	282
Provision for income taxes (income tax benefit)	1,341	5,069	(74)	56,038	(28,683)	295
Loss from unconsolidated subsidiary	0	0		0	(142,442)
Net income (loss)	$36,363	$25,066	45	$254,513	($32,475)	884

Earnings (loss) per share – basic:	$1.54	$1.06	45	$10.74	($1.36)	890
Earnings (loss) per share – diluted:	$1.53	$1.05	46	$10.71	($1.36)	888

Weighted average shares:
Basic	23,611,922	23,694,385	(0)	23,692,063	23,865,367	(1)
Diluted	23,705,547	23,760,922	(0)	23,767,390	23,865,367	(0)

Ratio Analysis
Total revenue:
Restaurant	79.2%	81.1%		78.9%	80.5%
Retail	20.8	18.9		21.1	19.5
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, exclusive of depreciation and rent	30.1	30.5		30.7	30.9
Labor and other related expenses	34.2	37.9		34.8	36.7
Other store operating expenses	23.0	28.5		24.0	24.4
General and administrative expenses	4.7	8.3		5.2	5.8
Gain on sale and leaseback transactions	0.0	(14.1)		(7.7)	(2.8)
Impairment	0.0	0.8		0.0	0.9
Operating income	8.0	8.1		13.0	4.1
Interest expense	3.2	2.0		2.0	0.9
Income before income taxes	4.8	6.1		11.0	3.2
Provision for income taxes (income tax benefit)	0.2	1.0		2.0	(1.1)
Loss from unconsolidated subsidiary	0.0	0.0		0.0	(5.6)
Net income (loss)	4.6%	5.1%		9.0%	(1.3%)

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Cracker Barrel Reports Fourth Quarter Fiscal 2021 Results

September 21, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited and in thousands, except share amounts)

	7/30/21	7/31/20
Assets
Cash and cash equivalents	$144,593	$436,996
Accounts receivable	27,372	20,157
Inventories	138,320	139,091
Prepaid expenses and other current assets	43,311	46,768
Property and equipment, net	979,850	1,130,061
Operating lease right-of-use assets, net	974,477	691,949
Intangible assets	21,285	20,960
Other assets	57,796	53,586
Goodwill	4,690	4,690
Total assets	$2,391,694	$2,544,258

Liabilities and Shareholders’ Equity
Accounts payable	$135,176	$103,504
Other current liabilities	330,086	347,552
Long-term debt	327,253	910,000
Long-term operating lease liabilities	748,305	632,630
Other long-term obligations	88,615	104,465
Deferred income taxes	98,626	27,718
Shareholders’ equity, net	663,633	418,389
Total liabilities and shareholders’ equity	$2,391,694	$2,544,258

Common shares issued and outstanding	23,497,166	23,697,396

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Cracker Barrel Reports Fourth Quarter Fiscal 2021 Results

September 21, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENT
(Unaudited and in thousands)

	Twelve Months Ended
	7/30/21	7/31/20
Cash flows from operating activities:
Net income (loss)	$254,513	$(32,475)
Loss from unconsolidated subsidiary	0	142,442
Depreciation and amortization	108,604	118,178
Amortization of debt discount and issuance costs	864	0
Loss on disposition of property and equipment	4,064	6,469
Gain on sale and leaseback transactions	(217,722)	(69,954)
Impairment	0	23,160
Share-based compensation, net of excess tax benefit	8,729	6,386
Noncash lease expense	55,817	63,442
Amortization of asset recognized from gain on sale and leaseback transaction	12,735	0
Decrease in inventories	771	16,094
(Decrease) increase in accounts payable	31,672	(30,593)
Net changes in other assets and liabilities	41,856	(82,147)
Net cash provided by operating activities	301,903	161,002
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(70,130)	(296,008)
Proceeds from sale of property and equipment	149,960	207,253
Notes receivable from unconsolidated subsidiary	0	(35,500)
Acquisition of business, net of cash acquired	(1,500)	(32,971)
Net cash (used in) provided by investing activities	78,330	(157,226)
Cash flows from financing activities:
Net (payments) proceeds from long-term debt	(572,967)	549,395
Proceeds from issuance of warrants	31,710	0
Purchases of convertible note hedge	(62,010)	0
(Taxes withheld) from issuance of share-based compensation awards	(2,282)	(2,160)
Purchases and retirement of common stock	(35,000)	(55,007)
Deferred financing costs	(420)	(1,348)
Dividends on common stock	(31,667)	(94,544)
Net cash provided by (used in) financing activities	(672,636)	396,336

Net increase (decrease) in cash and cash equivalents	(292,403)	400,112
Cash and cash equivalents, beginning of period	436,996	36,884
Cash and cash equivalents, end of period	$144,593	$436,996

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Cracker Barrel Reports Fourth Quarter Fiscal 2021 Results

September 21, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.
Supplemental Information
(Unaudited)

	Fourth Quarter Ended
	7/30/21	7/31/20
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	0	(1)
Maple Street Biscuit Company	0	7

Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	664	663
Maple Street Biscuit Company	37	35

	Fourth Quarter Ended		Twelve Months Ended
	7/30/21	7/31/20	7/30/21	7/31/20
Total revenue*: (In thousands)
Restaurant	$609,865	$394,985	$2,188,761	$2,010,892
Retail	162,894	93,536	594,007	490,749
Total revenue	$772,759	$488,521	$2,782,768	$2,501,641

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$153,706	$97,981	$559,297	$510,448
Retail	79,404	51,479	297,312	264,255
Total cost of goods sold	$233,110	$149,460	$856,609	$774,703

Average unit volume*: (In thousands)
Restaurant	$918.5	$595.1	$3,298.7	$3,037.5
Retail	245.3	141.0	895.3	741.3
Total	$1,163.8	$736.1	$4,194.0	$3,778.8

Operating Weeks*	8,632	8,628	34,503	34,452

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company and Holler & Dash

	Q4 2021 vs. Q4 2020	12 mo. 2021 vs. 12 mo. 2020
Comparable Cracker Barrel store sales period to period increase:
Restaurant	53.5%	8.4%
Retail	74.8%	20.9%
Number of Cracker Barrel locations in comparable store base:	658	655

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Cracker Barrel Reports Fourth Quarter Fiscal 2021 Results

September 21, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results

(Unaudited and in thousands, except per share amounts)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its fourth quarter fiscal 2020 and fiscal 2021 adjusted operating income and earnings per share. In regards to fiscal 2021, this reconciliation excludes the gain on sale of assets from the sale and leaseback transaction that closed in the first quarter, non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, interest expense related to the termination of interest rate swaps and the convertible senior notes offering carried out in the fourth quarter, expenses related to the proxy contest initiated by affiliates of Sardar Biglari in connection with the Company's 2020 annual meeting of shareholders, and the related tax impacts of these items. In regards to fiscal 2020, this reconciliation excludes non-cash asset impairment charges related to store assets, expenses related to COVID-19, an impairment charge related to its equity investment in Punch Bowl Social and the related tax impacts of these items. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Fourth Quarter Ended July 30, 2021			Twelve Months Ended July 30, 2021
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1) (2) (3)			(1) (2) (4) (5) (6)
Total Revenue	$784,405	-	$784,405	$2,821,444	-	$2,821,444
Store operating expense	684,789	(3,184)	681,605	2,524,682	(12,735)	2,511,947
General and administrative expense	36,948	-	36,948	147,825	(5,154)	142,671
Gain on sale and leaseback transactions	-	-	-	(217,722)	217,722	-
Operating income	62,668	3,184	65,852	366,659	(199,833)	166,826
Interest expense	24,964	(18,852)	6,112	56,108	(18,852)	37,256
Income before income taxes	37,704	22,036	59,740	310,551	(180,981)	129,570
Provision for income taxes	1,341	5,178	6,519	56,038	(48,582)	7,456
Net income	$36,363	$16,858	$53,221	$254,513	$(132,399)	$122,114
Earnings per share – basic	$1.54	$0.71	$2.25	$10.74	$(5.59)	$5.15
Earnings per share – diluted	$1.53	$0.72	$2.25	$10.71	$(5.57)	$5.14

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions

(2) Adjusted for interest expense related to the termination of swaps and the convertible senior notes offering

(3) Adjusted for the tax impacts of (1) and (2) above
(4) Adjusted for proxy contest-related expenses
(5) Adjusted for the gain on sale of assets related to the sale and leaseback transaction
(6) Adjusted for the tax impacts of (1), (2), (4), and (5) above

	Fourth Quarter Ended July 31, 2020			Twelve Months Ended July 31, 2020
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1) (2)			(1) (2)
Total Revenue	$495,065	-	$495,065	$2,522,792	-	$2,522,792
Store operating expense	479,830	-	479,830	2,319,664	(3,947)	2,315,717
Impairment	4,160	(4,160)	-	22,496	(22,496)	-
General and administrative expense	40,950	(5,711)	35,239	146,975	(8,833)	138,142
Gain on sale and leaseback transactions	(69,954)	69,954	-	(69,954)	69,954	-
Operating income (loss)	40,079	(60,083)	(20,004)	103,611	(34,678)	68,933
Interest expense	9,944	-	9,944	22,327	-	22,327
Income (loss) before income taxes	30,135	(60,083)	(29,948)	81,284	(34,678)	46,606
(Income tax benefit) Provision for income taxes	5,069	(14,891)	(9,822)	(28,683)	26,678	(2,005)
Loss from unconsolidated subsidiary	-	-	-	(142,442)	142,442	-
Net income (loss)	$25,066	$(45,192)	$(20,126)	$(32,475)	$81,086	$48,611
Earnings (loss) per share – basic	$1.06	$(1.91)	$(0.85)	$(1.36)	$3.40	$2.04
Earnings (loss) per share – diluted	$1.05	$(1.90)	$(0.85)	$(1.36)	$3.40	$2.04

(1) Adjusted for non-cash impairment charges related to store assets, expenses related to COVID-19, the gain on sale of assets related to the sale and leaseback transaction that occurred during the fourth quarter, and impairment charge related to the Company’s equity investment in its unconsolidated subsidiary, Punch Bowl Social. This adjustment does not excluded from the Company’s results the approximately $17 million payment the Company made to its hourly store employees during the third quarter of 2020 to provide short-term financial assistance as their hours were being reduced as a result of dining room closures in response to the COVID-19 pandemic

(2) These adjustments include the tax impacts on the actual tax benefits recorded in the Condensed Consolidated Income Statement, including the deferral of recognition for the tax benefits of capital loss on impairment of the unconsolidated subsidiary

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Cracker Barrel Reports Fourth Quarter Fiscal 2021 Results

September 21, 2021

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-basis operating results to non-GAAP operating results (Unaudited and in thousands)

EBITDA

In the accompanying press release, the Company makes reference to its fourth quarter fiscal 2021 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

	Third Quarter Ended April 30, 2021	Fourth Quarter Ended July 30, 2021	Twelve Months Ended July 20,2021
Net Income	$33,470	$36,363	$254,513
(+) Depreciation & Amortization	27,162	27,672	108,604
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,183	3,184	12,735
(+) Interest Expense	9,614	24,964	56,108
(+) Tax Expense	9,406	1,341	56,038
EBITDA	$82,835	$93,524	$487,998
Adjustments
(-) Gain on sale and leaseback transaction	-	-	(217,722)
(+) Proxy contest-related expenses	-	-	5,154
Adjusted EBITDA	$82,835	$93,524	$275,430

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